UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 16, 2013

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-2925231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 601-1145 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 16, 2013 Social Reality, Inc. entered into a letter agreement with Steven Antebi pursuant to which Mr. Antebi will provide a variety of consulting services to us, including advice on matters related to possible financings, mergers and acquisitions, business combinations, developing a Board of Directors and establishing committees of the Board and engagement of investor relations firms, among other services.  As compensation for his services under this agreement which expires on July 1, 2016, we issued him 440,000 shares of our Class A common stock and agreed to issue him 86,000 shares of our newly designated Series 1 Preferred Stock.  The sale, transfer, assignment or other disposition of the shares of Series 1 Preferred Stock as well as the shares of Class A common stock into which such shares are convertible are subject to certain limitations as described in Item 5.03 of this report.  The agreement contains mutual indemnification provisions as well as confidentiality provisions for Mr. Antebi.  The foregoing description of the Amended letter agreement is qualified in its entirety by reference to this agreement which is filed as Exhibit 10.11 to this report.

Item 3.02

Unregistered Sales of Equity Securities.

On August 16, 2013 we issued Steven Antebi 440,000 shares of our Class A common stock valued at $418,000 under the terms of the aforedescribed letter agreement.  The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption provided by Section 4(2) of that act.

In conjunction with his appointment to our Board of Directors, on August 16, 2013 we issued Malcolm Casselle 300,000 shares of our Class A common stock as a restricted stock grant under our 2012 Equity Compensation Plan valued at $285,000 as compensation for his Board services.  The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Act in reliance on an exemption provided by Section 4(2) of that act.

On August 16, 2013 we granted Kristopher Nelson, an employee, a restricted stock grant of 550,000 shares of our Class A common stock under our 2012 Equity Compensation Plan as additional consideration for his services to our company.  The grant vests quarterly over three years subject to his continued employment with our company.  The grant was valued at $522,500.  The recipient is a sophisticated investor with access to information on our company.  The grant was exempt from registration under the Act in in reliance on an exemption provided by Section 4(2) of that act.

The restricted stock grants to both Mr. Casselle and Mr. Nelson each provide that number of shares of Class A common stock that he may sell, transfer, assign, hypothecate or otherwise dispose of (collectively or severally, a “Disposition”) at any one time is limited to an amount which is pari passu to any Disposition of shares of our Class A common stock by either Christopher Miglino and/or Erin DeRuggerio, executive officers and directors of our company.  Notwithstanding anything contained in the award agreement, neither Mr. Casselle nor Mr. Nelson is obligated to make any Dispositions of shares of Class A common stock.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2013 Mr. Malcolm Casselle was appointed to the Board of Directors of Social Reality, Inc.  We have not been a party to any related party transactions with Mr. Casselle prior to his appointment as a member of our Board of Directors.  As compensation for his Board services, and as described in Item 3.02 of this report, we granted Mr. Casselle a restricted stock grant under our 2012 Equity Compensation Plan of 300,000 shares of our Class A common stock valued at $285,000.

Biographical information on Mr. Casselle is set forth below:

Since January 2013 Mr. Casselle has been Chief Executive Officer of MediaPass, a Los Angeles, CA-based provider of premium subscription services for publishers.  He has also served as a director of Capital Union Investments since 2006.  From December 2011 until October 2012, Mr. Casselle was Chief Executive Officer of Xfire, Inc., a social network for core video game players, and from January 2011 until November 2011 he was

Regional Manager Eastern China for Gaopeng Groupon Tencent China, Groupon’s joint venture partner in China, where he oversaw sales, marketing for Shanghai and much of eastern China.  Mr. Casselle began his career as IT Director of Schroeder Securities (Japan) Ltd. (January 1991 to November 1992) and thereafter served as a reality developer for Morphy’s Outpost, Inc. (1994 to 1995), Chief Operating Officer and Chief Technology Officer of NetNoir, an AOL funded startup he co-founded (September 1994 to June 1998) and Senior Vice President of PCCW, a Hong Kong-based telecommunications company (June 1998 to August 2002).  Mr. Casselle has also served as a director of a number of companies, including Xing Zhi Education Ltd./Holo PGP, an educational software platform business (January 2008 until May 2011), GlobalCast Networks (December 2005 until November 2008) and Original Quinton (November 2003 to June 2005).  Mr. Casselle received a B.S. in Computer Science from the Massachusetts Institute of Technology in 1991 and an M.S. in Computer Science from Stanford University in 1994.

Item 5.03

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2013 the Board of Directors of Social Reality, Inc. approved a Certificate of Designations, Rights and Preferences pursuant to which it designated a series consisting of 200,000 shares of its blank check preferred stock as Series 1 Preferred Stock.  The designations, rights and preferences of the Series 1 Preferred Stock are as follows:

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each share has a stated and liquidation value of $0.001 per share,

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the shares do not pay any dividends, except as may be declared by our Board of Directors, and are not redeemable,

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the shares do not have any voting rights, except as may be provided under Delaware law,

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each share is convertible into 10 shares of our Class A common stock, subject to customary anti-dilution provisions in the event of stock splits, recapitalizations and similar corporate events, and

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the number of shares of Series 1 Preferred Stock, as well as the number of shares of Class A common stock issued upon a conversion of shares of Series 1 Preferred Stock, that a holder may sell, transfer, assign, hypothecate or otherwise dispose of (collectively or severally, a “Disposition”) at any one time shall be limited to an amount which is pari passu to any Disposition of Class A common stock by either Christopher Miglino and/or Erin DeRuggerio, executive officers and directors of our company.  Notwithstanding anything contained in the designations, the holder of Series 1 Preferred Stock is not obligated to make any Dispositions of Series 1 Preferred Stock or Class A common stock issued upon the conversion of Series 1 Preferred Stock.

The Certificate of Designations, Rights and Preferences as filed with the Secretary of State of Delaware is filed as Exhibit 3.4 to this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

3.4	Certificate of Designations, Rights and Preference of Series 1 Preferred Stock
10.11	Letter Agreement effective August 16, 2013 by and between Steven Antebi and Social Reality, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: August 22, 2013	By:	/s/ Chris Miglino
Chris Miglino, Chief Executive Officer

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